UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021 (June 11, 2021)

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 1.01.	Entry into a Material Definitive Agreement

Entry into Agreement and Plan of Merger

On June 11, 2021, Ideanomics, Inc. (“Ideanomics”) entered into an agreement and plan of merger (the “Agreement”) and acquired 78.6% of privately held Soletrac, Inc. (“Solectrac”) for an aggregate purchase price of $18,078,000 in cash as consideration (the “Transaction”), subject to customary purchase price adjustments set forth in the Agreement. Ideanomics now owns 100% of Soletrac. Solectrac is a California-based manufacturer, and distributor of premium zero-emission electric tractors that use clean renewable sources of energy, furthering the mission to reduce commercial fleet greenhouse gas emissions

The Agreement contains customary representations, warranties, covenants, termination rights and indemnities of the parties. Non-fundamental representations and warranties survive for 18 months following the closing date and fundamental representations and warranties survive either indefinitely or for the statute of limitations. The indemnification obligations of the parties are capped at $1,807,800 for non-fundamental representations and warranties. The indemnification obligations of the parties for breaches of non-fundamental representations and warranties are subject to a $250,000 deductible, except in the case of fraud. The Agreement contains customary covenants.

Ideanomics has agreed to fund $12,000,000 in growth capital to Solectrac over the course of the three years following closing.

In addition to the purchase price paid at closing, the Agreement contains three earnouts that could result in an additional payment of up to $6,000,000 to the sellers based upon: (i) revenue and gross profit margin metrics in calendar year 2021; (ii) revenue and gross profit margin metrics in calendar year 2022 and (iii) revenue and gross profit margin metrics in calendar year 2023.

Ideanomics has agreed to a performance and retention plan for the benefit of certain Solectrac’s employees which could result in up to $3,000,000 paid to such employees if certain performance targets are achieved over a 3 year period.

The foregoing description of the Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On June 14, 2021, the Company issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished, not filed, for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger by and among the Company, Solectrac, SolectracMerger Corp. and certain other securityholders
99.1	Press Release of Ideanomics, Inc., dated June 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: June 17, 2021	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer